UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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B/E Aerospace, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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B/E AEROSPACE, INC.
1400 CORPORATE CENTER WAY
WELLINGTON, FLORIDA 33414-2105

B/E Aerospace Announces the Postponement of its 2014 Annual Stockholders Meeting

WELLINGTON, Fla.--(BUSINESS WIRE)-- B/E Aerospace, Inc. (“B/E” or the “Company”) (NASDAQ:BEAV) announced today that the Board of Directors (the “Board”) of the Company has determined to postpone the Company’s 2014 Annual Meeting of Stockholders (the “Annual Meeting”), which was originally scheduled to be held at 10:30 a.m. Eastern Time on Thursday, July 24, 2014.

The Company has determined to postpone the Annual Meeting in order to allow the Board and the Company’s management to further evaluate the Company’s strategic alternatives. As announced on May 4, 2014, the Company is exploring strategic alternatives which could include, amongst others, a possible spin-off or other separation of selected businesses within the Company, a merger, or other strategic transactions involving the Company or its businesses.

The Company will announce the new date and time of the Annual Meeting once a final determination has been made and will file an amended proxy statement and related proxy materials with the Securities and Exchange Commission (“SEC”) at such time. As a result of this postponement, none of the proposals set forth in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 30, 2014 are being submitted for consideration by the Company’s stockholders at this time, and the Company is not contemplating soliciting any proxies for the Annual Meeting until such time as the amended proxy materials are distributed to the Company’s stockholders.

Because of the postponement of the Annual Meeting, the due dates for the provision of any qualified stockholder proposal under the rules of the SEC or qualified stockholder nominations or other proposals under the By-Laws described in the Company’s 2013 Definitive Proxy Statement will no longer be applicable. Once a final determination of the new date and time of the Annual Meeting has been made, the Company will notify stockholders of the new meeting date and the due date by which any qualified stockholder proposals or stockholder nominations should be submitted.

Additional Information for Shareholders

In connection with the Company’s 2014 Annual Meeting of Stockholders, B/E Aerospace, Inc. has filed a proxy statement with the SEC, which has not yet been disseminated to stockholders. The proxy statement is publicly available at the SEC’s web site at www.sec.gov. Once a final determination of the new date and time of the Annual Meeting has been made, an amended version of the proxy statement will be filed with the SEC and mailed to stockholders. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE AMENDED PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the amended proxy statement (when available) and other documents filed by B/E Aerospace, Inc. at the SEC’s web site at www.sec.gov. The amended proxy statement and such other documents may also be obtained for free from B/E Aerospace, Inc. by directing such request to B/E Aerospace, Inc., 1400 Corporate Center Way, Wellington, FL 33414-2105, Attention: Investor Relations, Telephone: 561-791-5000, or from B/E Aerospace, Inc.’s website, located at www.beaerospace.com.

Participants in the Solicitation

B/E Aerospace, Inc. and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the 2014 Annual Meeting of Stockholders. Information concerning the interests of B/E Aerospace, Inc.’s participants in the solicitation is set forth in B/E Aerospace, Inc.’s proxy statements and Annual Reports on Form 10-K previously filed with the SEC, including the definitive proxy statement filed with SEC on April 30, 2014.

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Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve risks and uncertainties. The Company’s actual experience and results may differ materially from the experience and results anticipated in such statements. Factors that might cause such a difference include those discussed in the Company’s filings with the Securities and Exchange Commission (SEC), which include its Proxy Statement, Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. For more information, see the section entitled “Forward-Looking Statements” contained in the Company’s Annual Report on Form 10-K and in other filings. The forward-looking statements included in this release are made only as of the date of this release and, except as required by federal securities laws and rules and regulations of the SEC, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About B/E Aerospace, Inc.

B/E Aerospace is the world’s leading manufacturer of aircraft cabin interior products and the world’s leading provider of aerospace fasteners, consumables and logistics services. B/E Aerospace designs, develops and manufactures a broad range of products for both commercial aircraft and business jets. B/E Aerospace manufactured products include aircraft cabin seating, lighting systems, oxygen systems, food and beverage preparation and storage equipment, galley systems, and modular lavatory systems. The Company also provides cabin interior reconfiguration, program management and certification services. The Company provides aerospace fasteners, consumables and logistics services as well as oilfield services and associated rental equipment. B/E Aerospace sells and supports its products through its own global direct sales and product support organization. For more information, visit the B/E Aerospace website at www.beaerospace.com.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

B/E Aerospace, Inc.

By:	/s/ Thomas P. McCaffrey
Thomas P. McCaffrey
Senior Vice President and Chief Financial Officer

Date:  June 3, 2014

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